Exhibit 99.1

Reliance Global Group, Inc. Announces Nasdaq Listing and Pricing of $10.8 Million Public Offering

LAKEWOOD, NJ / ACCESSWIRE / February 8, 2021 / Reliance Global Group, Inc. (NASDAQ: RELI) (“Reliance” or “Company”), a company engaged in the acquisition and management of insurance agencies in the United States, today announced the pricing of an underwritten public offering of 1,800,000 shares of common stock and accompanying Series A warrants at a public offering price of $6.00 per share and accompanying Series A warrant for aggregate gross proceeds of $10,800,000 prior to deducting underwriting discounts, commissions, and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 270,000 shares and accompanying Series A warrants at the public offering price less the underwriting discounts and commissions. The offering is expected to close on February 11, 2021, subject to satisfaction of customary closing conditions.

The Company has received approval to list its common stock and Series A warrants on the Nasdaq Capital Market under the symbols “RELI” and “RELIW”, respectively, with trading expected to begin on February 9, 2021.

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as representative of the underwriters for the offering.

The United States Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on February 8, 2021. A final prospectus relating to this offering will be filed with the SEC. When available, copies of the final prospectus relating to this offering can be obtained at the SEC’s website at www.sec.gov or from Kingswood Capital Markets, division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is moving forward with its goal to operate in the insurance sector through its insurance brokerage agencies and online insurance businesses, and potentially other sectors. RELI’s focus continues to be to grow the Company by pursuing an aggressive growth strategy of acquisition opportunities, including insurance agencies. Insurance agencies, as opposed to insurance carriers, bear no insurance risk. The Company is controlled by Reliance Global Holdings, LLC, a New York-based limited liability company, which is the owner and operator of numerous companies with core interests invested in real estate and insurance brokerage.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

(212) 671-1020

RELI@crescendo-ir.com